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ARTS-GS	Articles of Incorporation of a General Stock Corporation

To form a **general stock corporation** in California, you can fill out this form or prepare your own document, and submit for filing along with:

- A **$100** filing fee.
- A separate, non-refundable **$15** service fee also must be included, if you **drop off** the completed form or document.

Important! Corporations in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board. For more information, go to https://www.ftb.ca.gov.

Note: *Before submitting the completed form*, you should consult with a private attorney for advice about your specific business needs.

FILED
Secretary of State
State of California

DEC - 8 2014

IPC

This Space For Office Use Only

For questions about this form, go to *www.sos.ca.gov/business/be/filing-tips.htm.*

Corporate Name (List the proposed corporate name. Go to www.sos.ca.gov/business/be/name-availability.htm for general corporate name requirements and restrictions.)

① The name of the corporation is Muscle Maker, Inc

Corporate Purpose

② The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Service of Process (List a California resident or a California registered corporate agent that agrees to be your initial agent to accept service of process in case your corporation is sued. You may list any adult who lives in California. You may **not** list your own corporation as the agent. Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

③ a. LegalZoom.com, Inc.
Agent's Name

b. _______________ CA
Agent's Street Address (if agent is not a corporation) - Do not list a P.O. Box | *City (no abbreviations)* | *State* | *Zip*

Corporate Addresses

④ a. 18818 Teller Ave., Suite 115 | Irvine | California | 92612
Initial Street Address of Corporation - Do not list a P.O. Box | *City (no abbreviations)* | *State* | *Zip*

b. _______________
Initial Mailing Address of Corporation, if different from 4a | *City (no abbreviations)* | *State* | *Zip*

Shares (List the number of shares the corporation is authorized to issue. Note: Before shares of stock are sold or issued, the corporation must comply with the Corporate Securities Law of 1968 administered by the California Department of Business Oversight. For more information, go to www.dbo.ca.gov or call the California Department of Business Oversight at (866) 275-2677.)

⑤ This corporation is authorized to issue only one class of shares of stock.
The total number of shares which this corporation is authorized to issue is 100,000,000.

This form must be signed by each incorporator. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2" x 11"). All attachments are made part of these articles of incorporation.

[signature]
Incorporator - Sign here

LegalZoom.com, Inc. by Cheyenne Moseley, Assistant Secretary
Print your name here

Make check/money order payable to: **Secretary of State**	*By Mail*	*Drop-Off*
Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.	Secretary of State Business Entities, P.O. Box 944260 Sacramento, CA 94244-2600	Secretary of State 1500 11th Street, 3rd Floor Sacramento, CA 95814

Attachment to the
Articles of Incorporation
of

Muscle Maker, Inc

6. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

7. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

8. Any repeal or modification of the foregoing provisions of Sections 6 and 7 by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.